                                                                     EXHIBIT 4.9




                           CASTING TECHNOLOGY COMPANY


               ----------------------------------------


                                   $32,100,000




                       CREDIT AND INTERCREDITOR AGREEMENT

                              dated August 26, 1999




                       -----------------------------------



                     BANK ONE, INDIANA, NATIONAL ASSOCIATION
                              THE ASAHI BANK, LTD.,
                        acting through its Chicago Branch

                                       and

                    BANK ONE, INDIANA, NATIONAL ASSOCIATION,
                                    as Agent



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                                TABLE OF CONTENTS
                                -----------------


Article                                                                   Page
-------                                                                   ----


I.    DEFINITIONS

      1.1   Certain Definitions..............................................1
      1.2   Other Definitions; Rules of
            Construction.....................................................9


II.   THE COMMITMENTS AND THE LOANS

      2.1   Commitment of the Banks.........................................10
      2.2   Reduction of Commitments........................................10
      2.3   Fees............................................................10
      2.4   Disbursement of Loans...........................................10
      2.5   Conditions for First Disbursement...............................12
      2.6   Further Conditions for Disbursement.............................14
      2.7   Subsequent Elections as to Borrowings...........................15
      2.8   Limitation of Requests and Elections............................16
      2.9   Minimum Amounts; Limitation on
            Number of Borrowings............................................17
      2.10  Security and Collateral...........................................


III.  PAYMENTS AND PREPAYMENTS OF LOANS

      3.1    Principal Payments and Prepayments..............................17
      3.2    Interest Payments...............................................18
      3.3    Payment Method..................................................18
      3.4    No Setoff or Deduction..........................................19
      3.5    Payment on Non-Business Day; Payment Computations...............19
      3.6    Additional Costs................................................19
      3.7    Illegality and Impossibility....................................20
      3.8    Indemnification.................................................20


IV.   REPRESENTATIONS AND WARRANTIES

      4.1    Existence and Power.............................................21
      4.2    Authority.......................................................21
      4.3    Binding Effect..................................................22
      4.4    Subsidiaries....................................................22


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      4.5    Litigation......................................................22
      4.6    Financial Condition.............................................22
      4.7    Use of Loans....................................................23
      4.8    Consents, Etc...................................................23
      4.9    Taxes...........................................................23
      4.10   Title to Properties.............................................24
      4.11   ERISA...........................................................24
      4.12   Disclosure......................................................24
      4.13   Environmental and Safety Matters................................24
      4.14   Year 2000.......................................................25


V.    COVENANTS

      5.1    Affirmative Covenants...........................................25

             (a)      Preservation of Existence, Etc.........................25
             (b)      Compliance with Laws, Etc..............................26
             (c)      Maintenance of Properties; Insurance...................26
             (d)      Reporting Requirements.................................26
             (e)      Accounting; Access to Records, Books, Etc..............28
             (f)      Additional Security and Collateral.....................28
             (g)      Further Assurances.....................................28
             (h)      Payment of Indebtedness to Others......................29
             (i)      Year 2000 Issues.......................................29

      5.2    Negative Covenants..............................................29

             (a)      Indebtedness...........................................29
             (b)      Liens..................................................30
             (c)      Net Worth..............................................31
             (d)      Total Equity...........................................31
             (e)      Merger, Acquisitions, Etc..............................31
             (f)      Disposition of Assets, Etc.............................31
             (g)      Nature of Business.....................................32
             (h)      Transactions with Affiliates...........................32
             (i)      Negative Pledge Limitation.............................32
             (j)      Distributions and Other Restricted Payments............32
             (k)      Investment, Loans, and Advances........................32
             (l)      Inconsistent Agreements ...............................32
             (m)      Payments following Guarantor Default...................33

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VI.   DEFAULT

      6.1    Events of Default...............................................33
      6.2    Remedies........................................................35
      6.3    Remedies upon Guarantor Default.................................36


VII.  THE AGENT AND THE BANKS

      7.1    Appointment and Authorization...................................37
      7.2    Agent and Affiliates............................................37
      7.3    Scope of Agent's Duties.........................................37
      7.4    Reliance by Agent...............................................37
      7.5    Default.........................................................38
      7.6    Liability of Agent..............................................38
      7.7    Nonreliance on Agent and Other Banks............................38
      7.8    Indemnification.................................................38
      7.9    Resignation of Agent............................................39
      7.10   Sharing of Payments.............................................39


VIII. MISCELLANEOUS

      8.1    Amendments, Etc.................................................40
      8.2    Notices.........................................................41
      8.3    No Waiver By Conduct; Remedies
             Cumulative......................................................41
      8.4    Reliance on and Survival of
             Various Provisions..............................................41
      8.5    Expenses .......................................................42
      8.6    Successors and Assigns..........................................42
      8.7    Counterparts....................................................43
      8.8    Governing Law...................................................43
      8.9    Table of Contents and Headings..................................43
      8.10   Construction of Certain Provisions..............................43
      8.11   Integration and Severability....................................43
      8.12   Independence of Covenants.......................................43
      8.13   Intent of the Parties...........................................44
      8.14   Interest Rate Limitation........................................44
      8.15   Waiver of Jury Trial............................................44




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      EXHIBITS AND SCHEDULES

      Exhibit A-1          Revolving Credit Note
      Exhibit A-2          Term Note
      Exhibit B-1          Request for Borrowing
      Exhibit B-2          Request for Term Loan
      Exhibit C            Request for Continuation or
                             Conversion of Borrowing
      Exhibit D            Confirmation of Security Agreement
      Exhibit E            Amended and Restated Guaranty Agreement - Bank One
      Exhibit F            Fourth Acknowledgment and Confirmation of
                             Guaranty Agreement - Asahi

      Schedule 4.5         Litigation
      Schedule 4.9         Taxes
      Schedule 4.13        Environmental Matters
      Schedule 5.2(a)      Indebtedness
      Schedule 5.2(b)      Liens
      Schedule 5.2(g)      Leased Real Property






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        THIS CREDIT AND INTERCREDITOR AGREEMENT, dated August 26, 1999 (this
"Agreement"), is among Casting Technology Company, an Indiana general partnership (the "Company"), Bank One, Indiana, National Association, a national banking association ("Bank One"), and The Asahi Bank, Ltd., a Japanese banking corporation acting through its Chicago Branch ("Asahi") (collectively, the "Banks" and individually, a "Bank") and Bank One as agent for the Banks (in such capacity, the "Agent").


                                  INTRODUCTION

        The Company, Bank One (as successor by merger to NBD Bank, N.A.), and Asahi are party to the Credit and Intercreditor Agreement dated July 28, 1995 (as amended, the "Prior Credit Agreement").

        As a continuation and refinancing of the Prior Credit Agreement, the Company desires to obtain a revolving credit facility in the aggregate principal amount of $7,500,000 and a term loan in the aggregate principal amount of $24,600,000 in order to provide funds to finance the Company's corporate purposes, and the Banks are willing to establish such a credit facility in favor of the Company on the terms herein set forth.

        It is a condition precedent to the refinancing contemplated hereby that the obligations owing hereunder and under the related Revolving Credit Notes and Term Notes continue to be secured by the Security Documents, as further described below.

        In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            1.1 CERTAIN DEFINITIONS. As used herein the following terms shall have the following respective meanings:

                "ACTI" means Amcast Casting Technologies, Inc., an Indiana corporation and a general partner of the Company.

                "AFFILIATE", when used with respect to any person, means any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, means possession, directly or


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

indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                "AMCAST" means Amcast Industrial Corporation, an Ohio corporation and parent corporation of ACTI.

                "APPLICABLE LENDING OFFICE" means, with respect to any Loan made by any Bank or, with respect to such Bank's Commitment, the office of such Bank or of any affiliate of such Bank located at the address set forth next to its name in the signature pages hereof or any other office or affiliate of such Bank hereafter selected and notified to the Company and the Agent by such Bank.

                "BORROWING" means the aggregation of Loans, or continuations and conversions of any Loans, made pursuant to Article II on a single date for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by referring to the type of Loans comprising the related Borrowing, E.G., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans.

                "BORROWING DATE" means the date of disbursing the first Borrowing under Section 2.1 made in accordance with Sections 2.5 and 2.6.

                "BUSINESS DAY" means a day other than a Saturday, Sunday or other day which is a legal holiday or on which banking institutions are authorized or required by law or other governmental action to close, in Indianapolis, Indiana, or Chicago, Illinois.

                "CAPITAL LEASE" of any person means any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such person.

                "CLOSING DATE" means the date of this Agreement.

                "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                "COMMITMENT" means, with respect to each Bank, the commitment of each such Bank to make Revolving Credit Loans pursuant to Section 2.1(a), in amounts not exceeding in aggregate principal amount outstanding at any time the respective commitment amounts for each such Bank set forth next to the name of each such Bank in the signature pages hereof, as such amounts may be reduced from time to time pursuant to Section 2.2.

                "CONFIRMATION OF GUARANTY-ASAHI" means the Fourth
Acknowledgement and Confirmation of Guaranty-Asahi entered into by Izumi, confirming the Guaranty-Asahi, in substantially the form of Exhibit F hereto.

                "CONFIRMATION OF SECURITY AGREEMENT" means the Confirmation of Security Agreement entered into by the Company in substantially the form of Exhibit D hereto.

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

                "CONSOLIDATED" or "CONSOLIDATED" means, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

                "CUMULATIVE NET INCOME BEFORE TAXES" of any person means, as of any date, the net income (before deducting for income and other taxes of the person, or the Partners in the case of the Company, determined by reference to the income or profits of the person) for the period commencing on the specified date through the end of the most recently completed fiscal year of the person (but without reduction for any net loss incurred for any fiscal year during the period), taken as one accounting period, all as determined in accordance with generally accepted accounting principles.

                "DEFAULT" means any of the events or conditions described in
Section 6.1 which might become an Event of Default with notice or lapse of time or both.

                "DOLLARS" and "$" means the lawful money of the United States of America.

                "EFFECTIVE DATE" means the effective date specified in the final paragraph of this Agreement.

                "ENVIRONMENTAL LAWS" at any date means all provisions of law, statute, ordinance, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which, together with the Company or any Subsidiary of the Company, would be treated as a single employer under Section 414 of the Code.

                "EURODOLLAR BUSINESS DAY" means, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in London, England.

                "EURODOLLAR INTEREST PERIOD" means, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the date one, two, or three months thereafter, as the Company may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the date one, two, or three months thereafter, as the Company may elect under Section 2.4 or 2.7, PROVIDED, HOWEVER, that (a) any

Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and
(c) if the Eurodollar Interest Period before the Termination Date or the Maturity Date would otherwise end on a day other than the Termination Date or the Maturity Date (as the case may be), then such Eurodollar Interest Period shall end as of the Termination Date or the Maturity Date (as the case may be) and no Eurodollar Interest Period which would end after the Maturity Date (or the Termination Date with respect to any Revolving Credit Loans) shall be permitted.

                "EURODOLLAR RATE" means, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

                (a)  one and one-quarter percent (1.25%) per annum, plus

                (b) the rate per annum obtained by dividing (i) the per annum rate of interest determined by the Agent in accordance with its usual procedures to be the average of the London interbank offered rates set forth on the "LIBO" page of the Reuters Monitor Money Rate Service (or appropriate successor or comparable replacement) determined by the Agent at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of the Eurodollar Interest Period for an amount comparable to the amount of such Eurodollar Rate Loan to be made by the Agent in its capacity as a Bank and having a borrowing date and a maturity comparable to the Eurodollar Interest Period, by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

                "EURODOLLAR RATE LOAN" means any Loan which bears interest at the Eurodollar Rate.

                "EVENT OF DEFAULT" means any of the events or conditions described in Section 6.1.

                "FEDERAL FUNDS RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day,


                                      -4-
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the average of the quotations at approximately 10 a.m. (Indianapolis time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

                "FLOATING RATE" means the per annum rate that is equal to the greater of (a) the Prime Rate or (b) the Federal Funds Rate plus one and one-quarter per cent (1.25%) per annum, which Floating Rate shall change simultaneously with any change in the Prime Rate or the Federal Funds Rate, as applicable.

                "FLOATING RATE INTEREST PERIOD" means, with respect to any Floating Rate Loan, the period commencing on the day such Floating Rate Loan is made or converted to a Floating Rate Loan and ending on the date not less than five (5) days but less than one month thereafter, as the Company may elect under
Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Floating Rate Interest Period and ending on the date not less than five (5) days but less than one month thereafter, as the Company may elect under Section 2.4 or 2.7, PROVIDED, HOWEVER, that (a) each Floating Rate Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, and (b) if the Floating Rate Interest Period before the Termination Date would otherwise end on a day other than the Termination Date, then such Floating Rate Interest Period shall end as of the Termination Date and no Floating Rate Interest Period which would end after the Termination Date shall be permitted.

                "FLOATING RATE LOAN" means any Loan which bears interest at the Floating Rate.

                "FORBEARANCE PERIOD" shall have the meaning set forth in Section 6.3(b).

                "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles applied on a basis consistent with that reflected in the audited financial statements referred to in Section 4.6.

                "GUARANTIES" means, collectively, the Guaranty-Bank One and the Guaranty-Asahi.

                "GUARANTOR" means each of Amcast and Izumi and each person otherwise entering into a guaranty from time to time.

                "GUARANTOR DEFAULT" means an Event of Default set forth in
Section 6.1(i).

                "GUARANTY-ASAHI" means the Guaranty Agreement-Asahi (Rentai Hoshosho) dated as of July 28, 1995, entered into by Izumi, for the benefit of Asahi, as confirmed by the Confirmation of Guaranty-Asahi, and as otherwise as amended, modified, or confirmed from time to time.

                "GUARANTY-BANK ONE" means the means the Amended and Restated Guaranty Agreement-Bank One of even date herewith, entered into by Amcast for the benefit of Bank One, in substantially the form of Exhibit E hereto, and as otherwise amended, modified, or confirmed from time to time.



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                "INDEBTEDNESS" of any person means, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (d) the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan or of any ERISA Affiliate, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                "INTEREST PAYMENT DATE" means with respect to any Loan, the last day of each Interest Period with respect to such Loan and, in the case of any Eurodollar Interest Period exceeding three months, those days that occur during such Eurodollar Interest Period at intervals of three months after the first day of such Eurodollar Interest Period.

                "INTEREST PERIOD" means any Floating Rate Interest Period and any Eurodollar Interest Period.

                "IZUMI" means Izumi Industries, Ltd., a Japanese corporation and parent corporation of Izumi U.S.

                "IZUMI U.S." means Izumi, Inc., a Delaware corporation and a general partner of the Company.

                "LIEN" means any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

                "LOAN" means any Revolving Credit Loan and any Term Loan. Any such Loan or portion thereof may also be denominated as a Eurodollar Rate Loan or a Floating Rate Loan and such Eurodollar Rate Loans and Floating Rate Loans are referred to herein as "types" of Loans.



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                "MANAGEMENT COMMITTEE" means the Management Committee of the
Company established under Section 2.02-1 of the Partnership Agreement.

                "MATURITY DATE" means the maturity date of the Term Loans issued under Section 2.1(b), which will be August 3, 2004.

                "MULTIEMPLOYER PLAN" means any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                "NET WORTH" of any person means, as of any date, the net worth of such person (or, in the case of the Company, the net partners capital of the Company), as defined under generally accepted accounting principles.

                "NOTE" means any Revolving Credit Note or Term Note.

                "OVERDUE RATE" means (a) in respect of principal of Loans, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then-current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate, and (b) in respect of other amounts payable by the Company hereunder, a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

                "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                "PARTNERS" means ACTI and Izumi U.S., the general partners of the Company.

                "PARTNERSHIP AGREEMENT" means that certain Joint Venture Partnership Agreement, dated April 14, 1994, between the Partners, as it may be amended from time to time.

                "PAYMENT DATE" means each February 3, May 3, August 3, and November 3, commencing on the first such date occurring after the Effective Date.

                "PERMITTED LIENS" means Liens permitted by Section 5.2(b) hereof.

                "PERSON" or "PERSON" shall include an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                "PLAN" means any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate, or by any other person if the Company, any Subsidiary of the Company or any ERISA Affiliate could have liability with respect to such pension plan.

                "PRIME RATE" means the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

                "PROHIBITED TRANSACTION" means any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                "PRO RATA SHARE" means, with respect to any Loans to be issued by a Bank and payments to be made to a Bank under the Agreement, that portion of the Loan or payment equal to the Bank's percentage share of the Commitments with respect to the Revolving Credit Loans, or the Bank's percentage share of the Term Loans with respect to the Term Loans, originally provided under this Agreement, I.E., sixty percent for Bank One and forty percent for Asahi, PROVIDED, HOWEVER, that if this Agreement is amended to change the Banks' respective Commitment or Term Loan amounts, then this definition shall thereafter be based on the amended amounts.

                "REPORTABLE EVENT" means a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                "REQUIRED BANKS" means Banks holding not less than one hundred percent of the aggregate principal amount of the Loans then outstanding (or one hundred percent of the Commitments if no Loans are then outstanding).

                "REVOLVING CREDIT LOAN" means any borrowing under Section 2.4 evidenced by the Revolving Credit Notes and made pursuant to Section 2.1.

                "REVOLVING CREDIT NOTE" means any promissory note of the Company evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit A-1, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                "SECURITY AGREEMENT" means the Security Agreement dated as of July 28, 1995, entered into by the Company for the benefit of the Agent and the Banks, as amended or modified from time to time.

                "SECURITY DOCUMENTS" means, collectively, the Security Agreement, the Guaranties and all other related agreements and documents, including amendments, confirmations, financing statements, and similar documents, otherwise entered into by any person to secure the Company's obligations under this Agreement.

                "SUBSIDIARY" of any person means any other person (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" means a Subsidiary of the Company.

                "TERM LOAN" means any borrowing under Section 2.4 evidenced by the Term Note and made pursuant to Section 2.1. Term Loans shall be made and continued only as Eurodollar Rate Loans.

                "TERM NOTE" means any promissory note of the Company evidencing the Term Loans, in substantially the form annexed hereto as Exhibit A-2, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                "TERMINATION DATE" (of the revolver period) means the earlier to occur of (a) three (3) years from the Borrowing Date, and (b) the date on which the Commitment shall be terminated pursuant to Section 6.2.

                "UNFUNDED BENEFIT LIABILITIES" means, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

                  "YEAR 2000 ISSUES" means anticipated costs, problems, and uncertainties associated with the inability of certain computer applications to effectively handle data, including dates prior to, on, and after January 1, 2000, as such inability affects the business, operations, and financial condition of the Company and its Subsidiaries.

                  "YEAR 2000 PROGRAM" is defined in Section 4.14.

        1.2 OTHER DEFINITIONS; RULES OF CONSTRUCTION. As used herein, the terms "Agent", "Banks", "Company", "Bank One", "Asahi", "Prior Credit Agreement", and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraphs of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                   ARTICLE II

                          THE COMMITMENTS AND THE LOANS
                          -----------------------------

         2.1 COMMITMENT OF THE BANKS.

                  (a) REVOLVING CREDIT LOANS. Each Bank agrees, for itself only, subject to the terms of this Agreement, to make Revolving Credit Loans to the Company pursuant to Section 2.4, from time to time from and including the Borrowing Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount of its respective Commitment as of the date any such Loan is made.

                  (b) TERM LOAN. Each Bank further agrees, for itself only, subject to the terms of this Agreement, to make a single Term Loan to the Company on the Borrowing Date in an amount not to exceed its Pro Rata Share of $24,600,000.

         2.2 REDUCTION OF COMMITMENTS. The Company shall have the right to reduce the Commitments at any time and from time to time, PROVIDED that (a) the Company shall give notice of such reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof,
(b) each partial reduction of the Commitments shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000 and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective commitment amounts for each such Bank set forth in the signature pages hereof next to name of each such Bank, (c) no such reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Borrowing pursuant to Section 2.4 is then pending, and (d) the Commitments may not be reduced below the principal amount of Loans then outstanding. The Commitments or any portion thereof reduced pursuant to this Section 2.2, whether optional or mandatory, may not be reinstated.

         2.3 FEES. (a) The Company agrees to pay to the Banks a commitment fee on the daily average unused amount of the Commitments, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to three-eighths of one percent (3/8 of 1%) per annum, such fee to be shared pro rata between the Banks based on their respective Commitments. Accrued commitment fees shall be payable quarterly in arrears on each Payment Date, and also on the Termination Date.

                  (b) The Company agrees to pay to the Banks a facility fee in the amount of $80,250, such fee to be shared pro rata between the Banks based on their respective Commitments. The facility fee shall be payable to the Agent on or prior to the Effective Date.

                  (c) The Company agrees to pay to the Agent an agency fee for its services as Agent under this Agreement in the amount of $5,000 per annum, payable quarterly in advance on the date of this Agreement and thereafter on each Payment Date.

        2.4 DISBURSEMENT OF LOANS. (a) The Company shall give the Agent notice of its request for each Borrowing of Revolving Credit Loans in substantially the form of EXHIBIT B-1 hereto (with sufficient executed copies for each Bank), in the case of each Eurodollar Rate Borrowing, not later than 10:00 a.m. Indianapolis time three Eurodollar
Business Days prior to the date such Borrowing is requested to be made and, in the case of each Floating Rate Borrowing, not later than 10:00 a.m.
Indianapolis time one Business Day prior to the date such Borrowing is requested to be made, which notice shall specify the Interest Period to be initially applicable to such Borrowing.

                (b) The Company shall give the Agent notice of its request for the Term Loans in substantially the form of Exhibit B-2 hereto (with sufficient executed copies for each Bank) not later than 10:00 a.m., Indianapolis time three Eurodollar Business Days prior to the date the Term Loans are requested to be made. Such notice shall specify the amount of the Term Loans requested to be made, which shall be an amount not in excess of $24,600.000, and the Eurodollar Interest Period to be initially applicable to the Term Loans.

                (c) The Agent shall notify each Bank of (i) each requested Eurodollar Rate Borrowing not later than the Business Day next succeeding the day such notice is given and (ii) each requested Floating Rate Borrowing not later than Noon Indianapolis time on the Business Day the Agent receives the request. Subject to the terms of this Agreement, the proceeds of each such requested Loan shall be made available to the Company by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company at the principal office of the Agent.

                  (d) Each Bank, before 1:30 p.m. Indianapolis time on the date any Borrowing is requested to be made, shall make its Pro Rata Share of such Borrowing available in immediately available funds at the principal office of the Agent for disbursement to the Company. Unless the Agent shall have received notice from any Bank prior to the date such Borrowing is requested to be made under this Section 2.4 that such Bank will not make available to the Agent such Bank's Pro Rata Share of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent in accordance with this Section 2.4. If and to the extent such Bank shall not have so made such Pro Rata Share available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Company, and such Bank and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Company by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the interest rate applicable to such Borrowing during such period. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of such Borrowing for purposes of this Agreement. The failure of any Bank to make its Pro Rata Share of any such Borrowing available to the Agent shall not relieve any other Bank of its obligations to make available its Pro Rata Share of such Borrowing on the date such Borrowing is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such Pro Rata Share available to the Agent on the date of any such Borrowing.

                  (e) All Revolving Credit Loans made under this Section 2.4 shall be evidenced by the Revolving Credit Notes and the Term Loans made under this Section 2.4 shall be evidenced by the Term Notes, and all such Loans shall be due and payable and bear interest as provided in Article III. The Company authorizes each Bank to record in its books and records the date, and amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and any other appropriate information which books and records shall constitute prima facie evidence of the information so recorded, PROVIDED, HOWEVER, that failure of any Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loan, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms of this Agreement, the Company may borrow Revolving Credit Loans under this Section 2.4, prepay Revolving Credit Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans but not Term Loans under this Section 2.4.

                  (f) The Company may enter into any interest rate protection arrangements with either or both of the Banks with respect to any portion of any outstanding Loans under procedures to be agreed upon among each of the Company and the Required Banks. Any Indebtedness incurred thereunder shall constitute Indebtedness evidenced by the Notes and secured by the Guaranties and the other Security Documents.

        2.5 CONDITIONS FOR FIRST DISBURSEMENT. The obligation of the Banks to make the first Borrowing hereunder is subject to each Bank and the Agent receiving the following documents and the following matters being completed, in form and substance satisfactory to each Bank and the Agent:

                  (a) CHARTER DOCUMENTS. Certificates of recent date of the appropriate authority or official of the Company's, Amcast's, and each of the Partners' respective state of organization or incorporation listing all charter documents of the Company, Amcast, and the Partners, respectively, on file in that office and certifying as to the good standing and valid existence of the Company, Amcast, and the Partners, respectively, together with copies of such charter documents of the Company, Amcast, and the Partners, respectively, certified as of a recent date by such authority or official and certified as true and correct as of the Closing Date by a duly authorized general partner or officer of the Company, Amcast, or the Partners, as appropriate;

                  (b) BY-LAWS AND AUTHORIZATIONS. Copies of the by-laws of Amcast and the Partners, together with all authorizing resolutions and evidence of other action taken by the Company, Amcast, and the Partners to authorize the execution, delivery and performance by the Company and Amcast of this Agreement, the Notes, and the Security Documents to which the Company and Amcast, respectively, is a party and the consummation by the Company and Amcast, respectively, of the transactions contemplated hereby and thereby, certified as true and correct as of the Closing Date by a duly authorized general partner or officer of the Company, Amcast, or the Partners, as appropriate;

                  (c) INCUMBENCY CERTIFICATE. Certificates of incumbency of the Company, Amcast and the Partners containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company, Amcast and the Partners in connection with this Agreement, the Notes, and the Security Documents to which the Company or Amcast is a party and the consummation by the Company and Amcast of the transactions contemplated hereby, certified as true and correct as of the Closing Date by a duly authorized general partner or officer of the Company, Amcast or the Partners, as appropriate;

                  (d) NOTES. The Revolving Credit Notes and Term Notes, duly executed on behalf of the Company for each Bank;

                  (e) PARTNER'S GOOD STANDING. Certificates of recent date of the Indiana Secretary of State certifying as to Izumi U.S.'s qualifications to do business as a foreign corporation in Indiana.

                  (f) IZUMI DOCUMENTS; AUTHORIZATION; CERTIFICATES. An incumbency certificate, dated as of the Effective Date, from the duly elected Representative Director (Daihyo Torishimariyaku) of Izumi, providing facsimile signatures of the Persons authorized to execute and deliver on behalf of Izumi the Guaranty-Asahi and any other documents in connection therewith, and stating that the signatory is a duly elected and qualified Representative Director (Daihyo Torishimariyaku) of Izumi, fully authorized to execute such certificate, and stating that attached to such certificate are true, complete and correct copies of: (i) the Articles of Incorporation (Teikan) of Izumi; (ii) a certified copy of corporate register (Shogyotokibotohon) (iii) resolutions duly adopted by the Board of Directors (Torishimariyakukai) of Izumi which authorize the execution, delivery and performance of the Confirmation of Guaranty-Asahi, and
(iv) an original of Certificate of Seal (Inkanshomei) of the Representative Director (Daihyo Torishimariyaku) issued within 3 months of the date hereof by the appropriate homukyoku.

                  (g) SECURITY DOCUMENTS. The Confirmation of Security Agreement duly executed on behalf of the Company, the Guaranty Agreement-Bank One duly executed on behalf of Amcast, and the Confirmation of Guaranty-Asahi duly executed on behalf of Izumi, granting to the Banks and the Agent the collateral and security intended to be provided pursuant to Section 2.10, together with:

                           (i)  RECORDING, FILING, ETC. Evidence of the
recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Banks and the Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Banks and the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Banks and the Agent thereunder, together with Uniform Commercial Code record searches in such offices as the Banks and the Agent may request;

                           (ii) LEASED  PROPERTY; LANDLORD WAIVERS.  A  schedule
setting forth all real property leased by the Company, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized partner of the Company and an agreement of each landlord under such leases, in form and substance acceptable to the Banks and the Agent, waiving its distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Banks and the Agent to enter such premises in connection therewith; and

                           (iii)  CASUALTY AND OTHER INSURANCE.  Evidence that
the casualty and other insurance required pursuant to Section 5.1(c) and paragraph 1(e) of the Security Agreement is in full force and effect;

                  (h) LEGAL OPINIONS. The favorable written opinion of Thompson, Hine and Flory, counsel for the Company, ACTI, and Amcast, and of Latham & Watkins, counsel for Izumi U.S., and of Yutaka Yoshida, counsel for Izumi, which collectively will address each of the matters set forth in Sections 4.1 (other than Section 4.1(c)), 4.2, 4.3, and 4.8, in paragraph 1(a) of the Security Agreement, and paragraphs 5(a), (b), (c), and (g) of the Guaranties, and such other matters as the Banks and the Agent may reasonably request;

                  (i) CONSENTS, APPROVALS, ETC. Copies of all governmental and non-governmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, or the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized general partner of the Company, or if none are required, a certificate of a general partner to that effect;

                  (j) FEES. The facility fee described in Section 2.3(b) and the agency fee then due and payable under Section 2.3(c); and

                  (k) PAYMENT OF INDEBTEDNESS UNDER PRIOR CREDIT AGREEMENT. Payment in full (which payment shall be made simultaneously with the first Loans made under this Agreement) of the outstanding principal balance and all interest accrued through the Effective Date hereof on the loans and all fees accrued under the Prior Credit Agreement, and it is acknowledged and agreed that this Agreement refinances the loans outstanding under the Prior Credit Agreement, and the Commitments replace all commitments to lend under the Prior Credit Agreement, all of which commitments to lend under the Prior Credit Agreement shall be terminated and replaced with the Commitments simultaneously upon this Agreement being executed.

         2.6 FURTHER CONDITIONS FOR DISBURSEMENT. The obligation of the Banks to make any Loan (including the first Loan), or any continuation or conversion under Section 2.7, is further subject to the following conditions precedent being satisfied:

                  (a) The representations and warranties contained in Article IV and in the Security Documents shall be true and correct on and as of the date such Loan is made (both before and after such Loan is made) as if such representations and warranties were made on and as of such date;

                  (b) No Event of Default or Default shall exist or shall have occurred and be continuing on the date such Loan is made (whether before or after such Loan is made);

                  (c) The Company shall have executed and delivered all further documents and taken all further action that the Agent may request in order to perfect the Banks' security interest in the collateral to be purchased with the proceeds of the requested Loan.

The Company shall be deemed to have made a representation and warranty to the Banks at the time of the making of, and the continuation or conversion of, each Loan to the effect set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in
Section 4.6 shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

         2.7 SUBSEQUENT ELECTIONS AS TO BORROWINGS. (a) Each Revolving Credit Loan outstanding as a Floating Rate Loan shall continue as a Floating Rate Loan until the end of the then-applicable Floating Rate Interest Period therefor, at which time such Floating Rate Loan shall be automatically converted into a Floating Rate Loan with a Floating Rate Interest Period of five (5) days unless the Company shall have given the Agent irrevocable notice substantially in the form of EXHIBIT C hereto (a "Conversion/Continuation Notice") requesting that, at the end of such Floating Rate Interest Period, such Floating Rate Loan either continue as a Floating Rate Loan for the same or another Floating Rate Interest Period or be converted into a Eurodollar Rate Loan for a specified Eurodollar Interest Period.

                  (b) Each Revolving Credit Loan outstanding as a Eurodollar Rate Loan shall continue as a Eurodollar Rate Loan until the end of the then-applicable Eurodollar Interest Period therefor, at which time such Eurodollar Rate Loan shall be automatically converted into a Floating Rate Loan with a Floating Rate Interest Period of five (5) days unless the Company shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Rate Loan either continue as a Eurodollar Rate Loan for the same or another Eurodollar Interest Period or be converted into a Floating Rate Loan for a specified Floating Rate Interest Period.

                  (c) Subject to the terms of Sections 2.8 and 3.2, the Company may elect from time to time to convert all or any part of any Revolving Credit Loan of any type into any other type or types of Loan; provided that any conversion of any Revolving Credit Loan shall be made only on the last day of the Interest Period applicable thereto.

                  (d) Each Term Loan outstanding as a Eurodollar Rate Loan shall continue as a Eurodollar Rate Loan until the end of the then-applicable Eurodollar Interest Period therefor, at which time such Eurodollar Rate Loan shall be automatically converted into a Eurodollar Rate Loan with a Eurodollar Interest Period of one (1) month unless the Company shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Rate Loan continue as a Eurodollar Rate Loan for the same or another Eurodollar Interest Period.

                  (e) The Company shall give the Agent a Conversion/Continuation Notice of each conversion or continuation of a Loan not later than 10:00 a.m. (Indianapolis time) at least one Business Day, in the case of a conversion into or continuation of a Floating Rate Loan, or three Eurodollar Business Days, in the case of a conversion into or continuation of a Eurodollar Rate Loan, prior to the date of the requested conversion or continuation, specifying

                  (i) the requested date, which shall be a Business Day, of such conversion or continuation;

                  (ii) the aggregate amount and type of the Loan which is to be converted or continued; and

                  (iii) the amount and type(s) of Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

The Agent shall notify each Bank of (i) each requested conversion into or continuation of a Eurodollar Rate Loan not later than the Business Day next succeeding the day such notice is given and (ii) each requested conversion into or continuation of Floating Rate Loan not later than Noon Indianapolis time on the Business Day the Agent receives the request.

        2.8 LIMITATION OF REQUESTS AND ELECTIONS. (a) Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Borrowing pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Loan pursuant to Section 2.7, (a) deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by the Company are not available to any Bank in the relevant interbank or secondary market, or (b) the applicable interest rate will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining the related Borrowing, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make or fund the relevant Borrowing or (ii) to continue such Borrowing, then the Company shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Borrowing pursuant to Section 2.4 or a continuation of a Eurodollar Rate Borrowing pursuant to Section 2.7. In the event that such circumstances no longer exist, the Banks shall again consider requests for Eurodollar Rate Borrowings of the affected type pursuant to Section 2.4, and requests for continuations of Eurodollar Rate Borrowings of the affected type pursuant to
Section 2.7.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, and in order to give effect to the provisions of Section 3.1(a), the Company shall make requests for Borrowings pursuant to Section 2.4, and requests for continuations of Borrowings pursuant to Section 2.7, such that, on each date that any scheduled principal payment is due with respect to any Loan pursuant to Section 3.1(a), Loans having an Interest Period ending on such date are outstanding on such date in an aggregate principal amount not less than the amount of such principal payment.

        2.9 MINIMUM AMOUNTS; LIMITATION ON NUMBER OF BORROWINGS. Except for (a) Borrowings which exhaust the entire remaining amount of the Commitments and (b) payments required pursuant Section 3.7, each Borrowing and each continuation pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 (or, in the case of any Term Borrowing, in integral multiples of the quarterly installments of principal thereon). The aggregate number of Eurodollar Rate Borrowings outstanding at any one time under this Agreement may not exceed ten. No more than five Eurodollar Interest Periods shall be permitted to exist at any one time with respect to all Borrowings outstanding hereunder from time to time.

        2.10 SECURITY AND COLLATERAL. To secure the payment when due of the Notes and all other obligations of the Company under this Agreement to the Banks and the Agent, the Company shall execute and deliver, or cause to be executed and delivered, to the Banks and the Agent Security Documents granting the following:

                  (a) Security interests in all present machinery and equipment of the Company, and in all future machinery and equipment other than machinery and equipment purchased solely with proceeds of Indebtedness permitted under
Section 5.2(a)(v).

                  (b) Guarantees of the Guarantors; PROVIDED, HOWEVER, that the Guaranty-Bank One shall secure only the obligations of the Company to Bank One and that the Guaranty-Asahi shall secure only the obligations of the Company to Asahi.

                  (c) All other security and collateral described in the Security Documents.


                                   ARTICLE III

                        PAYMENTS AND PREPAYMENTS OF LOANS
                        ---------------------------------

                3.1 PRINCIPAL PAYMENTS AND PREPAYMENTS. (a) Unless earlier payment is required under this Agreement (i) the Company shall pay to the Banks on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans and (ii) the Company shall pay to the Banks the outstanding principal amount of the Term Loans in 20 equal quarterly installments payable on each Payment Date, to and including the Maturity Date, when the entire outstanding principal amount of the Term Loans shall be due and payable.

                (b) The Company may at any time and from time to time prepay all or a portion of the Borrowings, without premium or penalty, PROVIDED that (i) the Company may not prepay any portion of any Borrowing as to which an election for a continuation of a Borrowing is pending pursuant to Section 2.7, (ii) unless earlier payment is required under this Agreement, any Borrowing may only be prepaid on the last day of the then-current Interest Period with respect to such Borrowing and shall have paid to the Banks, together with such prepayment of principal, all accrued interest to the date of payment on such Loan or portion thereof so prepaid and all amounts owing to the Banks under Section 3.8 in connection with such prepayment, and (iii) such prepayment of any

Term Loan shall only be permitted if the Company shall have given not less than 10 days' notice thereof specifying the Term Loan or portion thereof to be so prepaid. Upon the giving of such notice, the aggregate principal amount of such Borrowing or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified prepayment date.

                (c) All prepayments of the Term Loans, whether optional or mandatory, shall be applied to installments of principal of the Term Loans in inverse order of their maturities and no partial prepayment of the Term Loans shall reduce the amount or defer the date of the scheduled installments of principal required to be paid thereon.

        3.2 INTEREST PAYMENTS. The Company shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, during such periods that such Loan is a Eurodollar Rate Loan, at the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period and during such periods that such Loan is a Floating Rate Loan, at the Floating Rate applicable to such Loan for each related Floating Rate Interest Period. Term Loans shall only be made and continued as Eurodollar Rate Loans. Notwithstanding the foregoing, the Company shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full, PROVIDED, HOWEVER, that interest shall accrue and be computed on any installment of interest which has become due and remains unpaid at the lower of the Overdue Rate and the highest legal rate then permitted on such amounts from the time at which it becomes due until paid.

        3.3 PAYMENT METHOD. (a) All payments to be made by the Company hereunder will be made in Dollars and in immediately available funds to the Agent for the account of the Banks at its address set forth in Section 8.2 not later than 1:00 p.m. Indianapolis time on the date on which such payment shall become due. Payments received after 1:00 p.m. Indianapolis time shall be deemed to be payments made prior to 1:00 p.m. Indianapolis time on the next succeeding Business Day. The Company authorizes the Agent to charge its account with Bank One in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                (b) At the time of making each such payment, the Company shall, subject to the other terms of this Agreement, specify to the Agent that Loan or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of the Company to the Banks arising under this Agreement or otherwise.

                (c) On the day such payments are deemed received, the Agent shall remit to the Banks their Pro Rata Share of such payments in immediately available funds (other than the Agent's fees payable pursuant to Section 2.3(c) and amounts payable to any Bank under Sections 3.6, 3.7, and 3.8).

        3.4 NO SETOFF OR DEDUCTION. All payments of principal and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

        3.5 PAYMENT ON NON-BUSINESS DAY; PAYMENT COMPUTATIONS. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days (or 365 or 366 days as the case may be, when determining the Floating Rate) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

        3.6 ADDITIONAL COSTS. (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of the Bank or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Bank or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to any Bank or the Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by any Bank or the Agent, as the case may be, thereon, then the Company shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent for such increased cost or reduced sum receivable to the extent such Bank or the Agent is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan for the period of up to 200 days after the event resulting in the increased capital requirement and reduced rate of return. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent and submitted by such Bank or the Agent to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

                (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Company shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or the Agent reasonably determines to be allocable to the existence of such Bank's or the Agent's obligations hereunder for the period of up to 200 days after the event resulting in the increased capital requirement and reduced rate of return. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

        3.7 ILLEGALITY AND IMPOSSIBILITY. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Eurodollar Rate Loan under this Agreement, the Company shall upon receipt of notice thereof from such Bank, repay in full the then-outstanding principal amount of each Eurodollar Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under Section 3.8, (a) on the last day of the then-current Eurodollar Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day.

        3.8 INDEMNIFICATION. If the Company makes any payment of principal with respect to any Loan on any other date than the last day of the Interest Period applicable thereto (whether pursuant to Section 3.7, Section 6.2 or otherwise), or if the Company fails to borrow any Loan after notice has been given to the Banks in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a Loan when due, the Company shall reimburse each

Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Bank under this Section 3.8 shall be made as though such Bank shall have actually funded or committed to fund the relevant Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period and, in the case of any Eurodollar Rate Loan, through the transfer of such deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America; PROVIDED, HOWEVER, that such Bank may fund any Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.8.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

        The Company represents and warrants that:

        4.1 EXISTENCE AND POWER. (a) The Company is a general partnership duly organized, validly existing and in good standing under the laws of the State of Indiana, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. The Company has all requisite partnership power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, the Notes and the Security Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

                (b) Each of the Partners is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law (including without limitation the State of Indiana). Each of the Partners has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement on behalf of the Company.

                (c) The ownership interests in the Company are held beneficially and of record sixty percent (60%) by ACTI and forty percent (40%) by Izumi U.S. Amcast owns beneficially and of record all of the outstanding equity securities of ACTI. Izumi owns beneficially and of record all of the outstanding equity securities of Izumi U.S.

        4.2 AUTHORITY. (a) The execution, delivery and performance by the Company of this Agreement, the Notes, and the Security Documents to which it is a party are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter, or of any contract or undertaking to which the Company is a party or by which the Company or its property may be bound or affected and will not result in the imposition of any Lien except for Permitted Liens.

                (b) The execution, delivery and performance by the Partners on behalf of the Company of this Agreement, the Notes, and the Security Documents to which the Company is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the charter of either Partner, or of any contract or undertaking to which either Partner is a party or by which either Partner or its property may be bound or affected and will not result in the imposition of any Lien except for Permitted Liens.

        4.3 BINDING EFFECT. This Agreement is, and the Notes and the Security Documents to which the Company is a party when delivered hereunder will be, legal, valid and binding obligations of the Company and its Partners, enforceable against the Company and its Partners in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

        4.4 SUBSIDIARIES. The Company has no Subsidiaries as of the date hereof, but each corporation becoming a Subsidiary of the Company after the date hereof will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and will be duly qualified to do business in each additional jurisdiction where such qualification may be necessary under applicable law. Each Subsidiary of the Company will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company will be validly issued and will be fully paid and nonassessable and, except as disclosed in writing to the Agent and the Banks from time to time, will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

        4.5 LITIGATION. Except as set forth in SCHEDULE 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries or in any material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Security Document and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

        4.6 FINANCIAL CONDITION. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and cash flow of the

Company and its Subsidiaries for the fiscal year ended August 31, 1998, as provided by the Company to the Partners under the Partnership Agreement, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries, as of or for the 9-month period ended on May 30, 1999, copies of which have been furnished to the Banks, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries since August 31, 1998, except as has been previously disclosed to the Agent and the Banks by the Company. There is no material Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

        4.7 USE OF LOANS. The Company will use the proceeds of the Loans to finance the Company's business. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Security Document that may cause any Loan to be deemed secured, directly or indirectly, by margin stock.

        4.8 CONSENTS, ETC. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to
Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents.

        4.9 TAXES. The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Except as set forth in SCHEDULE 4.9 hereto, neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any Subsidiary.

        4.10 TITLE TO PROPERTIES. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets (including, without limitation, the collateral subject to the Security Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by the Company or any Subsidiary. All of such properties and assets are free and clear of any Lien except for Permitted Liens.

        4.11 ERISA. The Company, its Subsidiaries, the ERISA Affiliates and the Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any Plan. None of the Company, any of its Subsidiaries or any of the ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, its Subsidiaries and the ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of the respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Notes, and the Security Documents does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan.

        4.12 DISCLOSURE. No report or other information furnished in writing or on behalf of the Company, any Partner, or any Guarantor to any Bank or the Agent in connection with the negotiation or administration of this Agreement or the Prior Credit Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. Neither this Agreement, the Notes, the Security Documents, nor any other document, certificate, or report or other information furnished to any Bank or the Agent by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially and adversely affects, or which in the future may (so far as the Company can now foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of the Company, any Partner, or any Subsidiary, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Banks by or on behalf of the Company, any Partner, or any Guarantor in connection with the transactions contemplated hereby.

        4.13 ENVIRONMENTAL AND SAFETY MATTERS. The Company and each Subsidiary is in compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which the Company or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. No demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or has held an interest or any past or present operation of the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, or (c) knows of any basis for any such investigation, notice or violation, except as disclosed on SCHEDULE 4.13 hereto, and as to such matters disclosed on such Schedule, none will have a material adverse effect on the financial condition or business of the Company or any of its Subsidiaries. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law.

        4.14 YEAR 2000. The Company has made a full and complete assessment of the Year 2000 Issues and believes it has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on this assessment and on the Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a material adverse effect on the financial condition or business of the Company or any of its Subsidiaries.


                                    ARTICLE V

                                    COVENANTS
                                    ---------

        5.1 AFFIRMATIVE COVENANTS. The Company covenants and agrees that, until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

                (a) PRESERVATION OF EXISTENCE, ETC. (i) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification in good standing to do business in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental
Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                        (ii) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of each of the Partners and their qualification in good standing to do business in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental
Laws),
franchises, patents, copyrights, trademarks and trade names material to the conduct of their businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                (b) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or such Subsidiary.

                (c) MAINTENANCE OF PROPERTIES; INSURANCE. Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, in addition to that insurance required under the Security Documents, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Banks for purposes of assuring compliance with this
Section 5.1(c).

                (d) REPORTING REQUIREMENTS. Furnish to the Banks and the Agent the following:

                        (i) Promptly and in any event within three Business Days after becoming aware of the occurrence of (A) any Event of Default or Default, (B) the commencement of any material litigation against, by or affecting the Company, the Partners, or any of the Subsidiaries, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise of the Company or any of its Subsidiaries, a statement of the chief financial officer of the Company setting forth details of each such Event of Default or Default and such litigation, material contract or undertaking or development and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                        (ii) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings and changes in financial position for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles, together with a certificate of the chief financial officer of the Company stating that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto;

                        (iii) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such fiscal year, as provided by the Company to the Partners under the Partnership Agreement, with a customary audit report of independent certified public accountants selected by the Company if required to be delivered to the Partners under the Partnership Agreement, together with a certificate of the chief financial officer of the Company stating that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto;

                        (iv) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof, (A) a copy of any notice of intent to terminate any Plan filed with the PBGC, (B) a statement of the chief financial officer of the Company setting forth the details of the occurrence of any Reportable Event with respect to any Plan, (C) a copy of any notice that the Company, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of
Section 412(n) of the Code or Section 302(f) of ERISA with respect to a Plan;

                        (v) Promptly and in any event within 10 days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company or any of its Subsidiaries;

                        (vi) Annually and concurrently with being delivered to the Management Committee, the business plan to be reviewed by the Management Committee, as well as any revisions of the business plan reviewed by the Management Committee;

                        (vii) Annually, on or before the anniversary date of this Agreement, a certificate of the Company's chief financial officer stating that he or she has reviewed the Security Documents and that the Company is in compliance with the terms thereof; and

                        (viii) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of it Subsidiaries as any Bank or the Agent may from time to time reasonably request.

                (e) ACCOUNTING, ACCESS TO RECORDS, BOOKS, ETC. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Bank or the Agent any agents or representatives thereof to examine (and upon the occurrence and during the continuance of any Event of Default, make copies of and abstracts from) the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Company does hereby authorize such persons to discuss such affairs, finances and accounts with any Bank or the Agent, and (ii) permit the Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents.

                (f) ADDITIONAL SECURITY AND COLLATERAL. Promptly execute and deliver, and cause each of the Guarantors to execute and deliver, additional Security Documents, within 30 days after request therefor by the Banks and the Agent, sufficient to grant to the Banks and the Agent liens and security interests in any after acquired property of the type described in Section 2.10. The Company shall notify the Banks and the Agent, within 10 days after the occurrence thereof, of any event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Banks and the Agent pursuant to the Security Documents.

                (g) FURTHER ASSURANCES. Will, and will cause each Guarantor to, execute and deliver within 30 days after request therefor by the Banks and the Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks under, this Agreement, the Notes and the Security Documents, including without limitation causing each lessor of real property to the Company or any Subsidiary to execute and deliver to the Agent, prior to or upon the commencement of any tenancy, an agreement in form and substance acceptable to the Bank and the Agent duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the security documents and agreeing to permit the Banks and the Agent to enter such premises in connection therewith. The Company further agrees to deliver to the Agent, on or before each anniversary date of the Effective Date, a certificate of the chief financial officer of the Company stating that he has reviewed the Security Documents and that the Company and each Guarantor are in compliance with the terms and conditions thereof. The Company shall take, or cause to be taken, all action necessary to permit such an opinion to be rendered, including filing such financing statements and continuation statements and executing and delivering such supplements to the Security Documents and other instruments as may be necessary or desirable in connection with such opinion.

                (h) PAYMENT OF INDEBTEDNESS TO OTHERS. Pay when due (or within any applicable grace periods) all Indebtedness due to third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the Company's financial books and records. If the Company fails to make any such payment, the Company shall give the Agent proper notice of the failure. The Company further agrees to make all lease payments when due, and to take no action that could result in any additional fees or penalties being imposed under any leases, such as late fees, prepayment penalties, or cancellation penalties.

                (i) YEAR 2000 ISSUES. The Company will take reasonable steps to eliminate all material Year 2000 Issues of which it becomes aware, and will allocate sufficient reserves or budget to implement appropriate corrective actions.

        5.2 NEGATIVE COVENANTS. Until the Maturity Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Required Banks shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries to:

                (a) INDEBTEDNESS. Create, incur, assume, or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                        (i)   The Loans;

                        (ii) The Indebtedness described on Schedule 5.2(a) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted;

                        (iii) Indebtedness of any Subsidiary of the Company owing to the Company or to any other Subsidiary of the Company;

                        (iv) Liabilities not exceeding $2,000,000 in the aggregate in respect of Unfunded Benefit Liabilities under any Plan or of any ERISA Affiliate; and

                        (v) Indebtedness under Capital Leases and Indebtedness arising under purchase money obligations incurred solely to finance the acquisition of equipment, PROVIDED that the principal amount of such Indebtedness does not exceed the cost of the equipment purchased and the aggregate principal amount of all such Indebtedness, together with the Indebtedness under Capital Leases, does not exceed $1,500,000 at any time.

                        (vi) Other Indebtedness in aggregate principal amount not exceeding $500,000 outstanding at any one time.

         Notwithstanding anything else contained in this Agreement, the Company may incur Indebtedness to the Partners or the Guarantors, or any of them, in aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) at any one time outstanding, and make payments of principal and interest thereon (irrespective of the limitations contained in Section 5.2(j)) PROVIDED, HOWEVER, that, upon the occurrence and during the continuance of any Default or Event of Default, all such Indebtedness to the Partners and to the Guarantors shall be subordinated to all Indebtedness now or hereafter owing by the Company to the Banks until all Indebtedness owing by the Company to the Banks has been irrevocably paid in full.

                (b) LIENS. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                        (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                        (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which do not secure obligations exceeding $500,000 in the aggregate and which would not have a material adverse effect on the business or operations of the Company or any of its Subsidiaries and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                        (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, PROVIDED that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

                        (iv) Liens created pursuant to the Security Documents and Liens expressly permitted by the Security Documents;

                        (v) Each Lien described on Schedule 5.2(b) hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal thereof shall be permitted;

                        (vi) Liens securing purchase money Indebtedness permitted under Section 5.2(a)(v), PROVIDED that any such Lien only encumbers the assets purchased with the proceeds of such Indebtedness; and

                        (vii) The interest or title of a lessor under any Capital Lease or other lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder are not delinquent.

                (c) NET WORTH. Permit or suffer the Consolidated Net Worth of the Company and its Subsidiaries from and after September 1, 1999, to be less than $12,000,000.

                (d) TOTAL EQUITY. Permit or suffer the total capital contribution to the Company of ACTI as of September 1, 1999, to be less than $20,567,000, or the total capital contribution to the Company of Izumi U.S. as of September 1, 1999, to be less than $13,711,000.

                (e) MERGER, ACQUISITIONS, ETC. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, PROVIDED, HOWEVER, that this subsection shall not prohibit any merger or acquisition if the Company shall be the surviving or continuing person and, immediately after such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and, prior to the consummation of such merger or acquisition, the Company shall have provided to the Banks an opinion of counsel and a certificate of the chief financial officer of the Company (attaching computations to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this subsection and that any other conditions under this Agreement relating to such transaction have been satisfied and PROVIDED, FURTHER, that this subsection shall not prohibit the incorporation of the Company so long as the equity interests on the resulting corporation are owned only by the Partners in the same proportions as the Company is owned by them prior to the incorporation, and the Company, the Agent, and the Banks shall amend this Agreement, the Notes, and the Security Documents as necessary to accommodate such incorporation.

                (f) DISPOSITION OF ASSETS; ETC. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than finished inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, PROVIDED, HOWEVER, that, if no Default or Event of Default is existing or would result therefrom, this subsection shall not prohibit any such sale, lease, license, transfer, assignment or other disposition of assets if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of such business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than twenty-five percent of such aggregate book value of the total assets of the Company or such Subsidiary, as the case may be.

                (g) NATURE OF BUSINESS. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

                (h) TRANSACTIONS WITH AFFILIATES. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

                (i) NEGATIVE PLEDGE LIMITATION. Enter into any Agreement with any person other than the Banks pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

                (j) DISTRIBUTIONS AND OTHER RESTRICTED PAYMENTS. Except as permitted under the last paragraph of Section 5.2(a), make, pay, declare, or authorize any payment or distribution in respect of any partnership interest or in connection with any redemption, purchase, retirement, or other acquisition, directly or indirectly, of any partnership interests, or make or authorize any payments on any loan, advance, or other credit extension made by any of the Partners, the Guarantors, or their Affiliates, PROVIDED, HOWEVER, that, if no Default or Event of Default is existing or would result therefrom, the Company may authorize and make payments and other distributions during or with respect to any fiscal year which, in the aggregate, do not exceed fifty percent (50%) of the Consolidated Cumulative Net Income before Taxes of the Company and its Subsidiaries for such year.

                (k) INVESTMENT, LOANS, AND ADVANCES. Make any loan, advance, or other credit extension to, or purchase or otherwise acquire any capital stock of or other ownership interest in, or debt security of or other evidences of Indebtedness of, any of the Partners, the Guarantors, or their Affiliates.

                (l) INCONSISTENT AGREEMENTS. Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries or any Guarantor of its obligations in connection therewith.

                (m) PAYMENTS FOLLOWING GUARANTOR DEFAULT. Following the occurrence of a Guarantor Default, and during the continuance of a Forbearance Period, make any payments or prepayments of principal or interest on any outstanding Indebtedness except for regularly scheduled payments of principal and interest otherwise due in the absence of the Guarantor Default.


                                   ARTICLE VI

                                     DEFAULT

        6.1 EVENTS OF DEFAULT. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the Required Banks pursuant to Section 8.1:

                (a) NONPAYMENT. The Company shall fail to pay when due any principal of or interest on the Notes or any fees or any other amount payable hereunder;

                (b) MISREPRESENTATION. Any representation or warranty made by the Company in Article IV hereof or in any Security Document or any other certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made;

                (c) CERTAIN COVENANTS. The Company shall fail to perform or observe any term, covenant or agreement contained in Article V hereof, or there occurs any change in the ownership of the Company or of any of the Partners;

                (d) OTHER DEFAULTS. The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Security Document, and any such failure shall remain unremedied for 15 calendar days after notice thereof shall have been given to the Company by the Agent (or such longer or shorter period of time as may be specified in such Security Document);

                (e) OTHER INDEBTEDNESS. The Company or any of its Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto; or if the Company or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either
(i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to assume operational control of the Company;

                (f) JUDGMENTS. One or more judgments or orders for the payment of money in an aggregate amount of $500,000 shall be rendered against the Company, the Partners or any of its Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company, the Partners or any of its Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company, the Partners or any of its Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Security Document, and either (i) such judgment or order shall have remained unsatisfied and the Company, such Partner or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order;

                (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of the Company, any Subsidiary of the Company or any ERISA Affiliate to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any Subsidiary of the Company or any ERISA Affiliate of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any Subsidiary of the Company or any ERISA Affiliate shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any Subsidiary of the Company, any ERISA Affiliate to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any Subsidiary of the Company or any ERISA Affiliate to the PBGC or any Plan; or the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Company, any of its Subsidiaries or any ERISA Affiliate becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks;

                (h) INSOLVENCY, ETC. The Company or any of the Partners shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of the Partners any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or a Partner and is being contested by the Company or the Partner in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or a Partner shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                (i) GUARANTOR DEFAULTS. Any event of default described in any Guaranty shall have occurred and be continuing, and the holder of the defaulted Guaranty notifies the Agent, the Guarantors, and the other Bank of such default and requests in writing that such default be declared an Event of Default under this Agreement.

                6.2     REMEDIES.

                (a) Upon the occurrence and during the continuance of any Event of Default, and subject to the terms of Section 6.3, the Agent may and, upon being directed to do so by any Bank, shall, within one Business Day, by notice to the Company and the Guarantors, (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or both of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, as the case may be, PROVIDED that in the case of any event or condition described in Section 6.1(h) with respect to the Company, the Commitments shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

                (b) Subject to Section 6.3, the Agent may and, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes or any Security Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or any Security Document or in aid of the exercise of any power granted in this Agreement, the Notes or any Security Document.

                (c) Subject to Section 6.3, upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company under this Agreement. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have. Any funds obtained by the Agent or any Bank under this subsection shall be shared between the Banks under Section 7.10.

                (d) In addition to other amounts payable pursuant to this Agreement, the Company confirms that it shall further pay, together with any payment of the Loans hereunder after the occurrence and during the continuance of any Event of Default, all amounts required to be paid pursuant to Section 3.8.

        6.3 REMEDIES UPON GUARANTOR DEFAULT. (a) Upon a Guarantor Default occurring, the Agent shall terminate the Commitments and declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, whereupon the Commitments shall terminate and all such amounts shall become immediately due and payable. Thereafter, each Bank may pursue any and all remedies which it may have under its respective Guaranty with respect to its portion of the Company's obligations hereunder, with any proceeds received by the Banks to be applied as set forth in Section 7.10(a).

                (b) During the continuance of a Guarantor Default, the Agent and the Banks shall not pursue any remedies against the Company other than terminating the Commitments and accelerating the obligations as permitted under
Section 6.3(a) until one of the following has occurred (such period from the occurrence of a Guarantor Default until one of the following has occurred being referred to as the "Forbearance Period"):

                         (i) A Default or an Event of Default (other than the Guarantor Default) has occurred; or

                        (ii) A Guarantor Default exists and is continuing with respect to each Guarantor; or

                        (iii) A period of thirty (30) days has passed from the
                date the Guarantor Default occurred, and the Guarantor Default has not been cured or waived in writing by the Banks.

                (c) Notwithstanding any other provision of this Agreement to the contrary, during the Forbearance Period, the Agent and the Banks agree that (i) there shall be due and payable under this Agreement from the Company only such amounts as would be due and payable if no Guarantor Default had occurred, PROVIDED, HOWEVER, that any interest which accrues during the Forbearance Period shall accrue and be payable at the Overdue Rate, and (ii) no Event of Default shall occur or be declared under Section 6.1(a) unless and until the Company fails to pay when due any amounts due and payable under Section 6.3(c)(i).

                                   ARTICLE VII

                             THE AGENT AND THE BANKS
                             -----------------------

        7.1 APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Company shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company.

        7.2 AGENT AND AFFILIATES. Bank One, in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. Bank One and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company, any Guarantor, or any Subsidiary of the Company as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

        7.3 SCOPE OF AGENT'S DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement action under the Notes and the Security Documents), the Agent shall not be required to exercise any discretion or take any action, but may request instructions from the Required Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks, which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; PROVIDED, HOWEVER, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, the Notes or the Security Documents or applicable law.

        7.4 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including, without limitation, collateral agents) and may consult with legal counsel (who may be counsel for the Company), independent public accounts and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        7.5 DEFAULT. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereto to the Banks.

        7.6 LIABILITY OF AGENT. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any Security Document, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Company or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, of (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, the Notes or the Security Documents or any collateral subject thereto or any other instrument or document furnished in connection herewith.

        7.7 NONRELIANCE ON AGENT AND OTHER BANKS. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company or any Guarantor of this Agreement, the Notes or the Security Documents or any other documents referred to or provided for herein or to inspect the properties or books of the Company or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of the Agent or any of its affiliates.

        7.8 INDEMNIFICATION. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Company, but without limiting any obligation of the Company to make such reimbursement), ratably according to the respective principal amounts of the Loans then outstanding made by each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, PROVIDED, HOWEVER, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company, but without limiting the obligation of the Company to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

        7.9 RESIGNATION OF AGENT. The Agent may resign as such at any time upon thirty days' prior written notice to the Company and the Banks. In the event of any such resignation, the Required Banks shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor, which shall be Asahi, or, if Asahi declines, then a commercial bank acceptable to the Banks. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Required Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Required Banks shall thereafter perform all the duties of the Agent hereunder until such appointment by the Required Banks is made and accepted. Any successor to the Agent shall execute and deliver to the Company and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Company and the resigning Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such resigning Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

        7.10 SHARING OF PAYMENTS. (a) The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its Pro Rata Share, such Bank shall promptly purchase from the other Banks participations in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares, PROVIDED, HOWEVER, that no sharing shall be required in respect of any payments received by any Bank from a Guarantor under its respective Guaranty, or in respect of any sale or assignment of all Notes held by any Bank under Section 8.6 below, and any amounts so received shall be applied to pay all amounts owed by the Company or the respective Guarantor to the receiving Bank and the receiving Bank has no obligation to share any payments so received with the Agent or the other Bank. This provision shall not release either Bank from its obligations to the Agent under this Agreement, and shall not affect the application of funds received from the Company under this Agreement or under the Security Documents (other than the Guaranties).

                (b) The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Company agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Loan or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent shall engage in any other transactions with the Company and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

        8.1 AMENDMENTS, ETC. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, PROVIDED, HOWEVER, that either Bank may in its sole discretion amend or discharge the Guaranty made in its favor.

                (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        8.2 NOTICES. (a) All notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company at 1450 Musicland Drive, Franklin, Indiana 46131, Attention: Chief Financial Officer, Facsimile No. (317) 738-0262, with a copy to Amcast at 7887 Washington Village Drive, Dayton, Ohio 45459-3900, Attention: Chief Financial Officer, Facsimile No. (937) 291-7007, and to the Agent and the Banks at the respective addresses and numbers for notices set forth on the signature pages hereof, or to such other address as may be designated by the Company, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by facsimile, at the time of sending, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, PROVIDED, HOWEVER, that notices to the Agent shall not be effective until received.

                (b) Notices by the Company to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Loans pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7, and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Company.

        8.3 NO WAIVER BY CONDUCT; REMEDIES CUMULATIVE. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement, the Notes or any Security Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, the Notes or any Security Document or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement, the Notes or any Security Document, irrespective of the occurrence or continuance of any Default or Event of Default.

        8.4 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of the Company or any Guarantor made herein or in any Security Document or in any certificate, report, financial statement or other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company set forth in Section 3.6, 3.8 and 8.5 hereof shall survive the repayment in full of the Loans and the termination of the Commitments.

        8.5 EXPENSES. The Company agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of Dickinson Wright PLLC, counsel to the Agent, in the amount of $14,000 in connection with the preparation, execution, and delivery of this Agreement, the Notes, and the Security Documents, (ii) the reasonable fees and expenses of counsel to the Agent in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, (iii) reasonable fees and expenses of counsel to Asahi (not to exceed $7,000) in connection with the preparation, execution, and delivery of this Agreement, the Notes, and the Security Documents, (iv) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, Notes, the Security Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and
(v) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Notes or any Security Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

        8.6 SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that the Company may not, without the prior consent of the Required Banks, assign its rights or obligations hereunder or under the Notes or any Security Document and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Company. With the prior written consent of the Company, the Partners, the Guarantors, the Agent, and each other Bank, any Bank may assign to any financial institution or institutions, and such financial institution or institutions may further assign, all (but not less than all) of such Bank's rights and benefits under this Agreement and the Notes and the Security Documents. Notwithstanding the foregoing, each Bank may assign all of its rights and benefits hereunder to any branch or other affiliate of such Bank located within the United States upon prior written notice to the Company and the Agent, without further consent, acknowledgment, or confirmation. To the extent of any assignment, such assignee or assignees shall have the same rights and benefits against the Company under Section 6.2(c) as it or they would have had if such assignee or assignees were the Bank making the Loans to the Company hereunder.

                (b) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes, any Security Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Company and the Guarantors provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company and each Guarantor consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

        8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        8.8 GOVERNING LAW. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Indiana applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Company further agrees that any legal action or proceeding with respect to this Agreement, the Notes or any Security Document or the transactions contemplated hereby may be brought in any court of the State of Indiana, or in any court of the United States of America sitting in Indiana, and the Company submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints its Chief Financial Officer, whose address in Indiana is set forth in Section 8.2, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth in Section 8.2. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Company or its property in the courts of any other jurisdiction. The Company irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

        8.9 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

        8.10 CONSTRUCTION OF CERTAIN PROVISIONS. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

        8.11 INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding among the Company, the Agent, and the Banks, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company under this Agreement, the Notes or any Security Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement, the Notes or any Security Document in any other jurisdiction.

        8.12 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default or any event or condition which with notice or lapse of time, or both, could become such a Default or an Event of Default if such action is taken or such condition exists.

        8.13 INTENT OF THE PARTIES. By executing this Agreement and the Notes, the parties have no intention of extinguishing or terminating the rights, interests, or obligations of the Borrower under the Prior Credit Agreement and the promissory notes issued thereunder, except as set forth in Section 2.5(k), but have executed this Agreement with the intention of replacing the terms of the Prior Credit Agreement with the terms contained in this Agreement.

        8.14 INTEREST RATE LIMITATION. Notwithstanding any provision of this Agreement, the Notes or any Security Document, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any Security Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, IPSO FACTO, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Banks have been paid in full.

        8.15 WAIVER OF JURY TRIAL. THE BANKS AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EACH OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER OF THEM. NEITHER OF THE BANKS NOR THE COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER OF THE BANKS OR THE COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.


                                         CASTING TECHNOLOGY COMPANY

                                         By:  AMCAST CASTING TECHNOLOGIES,
                                              INC., its General Partner


                                         By:  /s/ DOUGLAS D WATTS
                                            ------------------------------------
                                              Its: Vice President, Finance
                                                  ------------------------------

                                         And

                                         By:  IZUMI, INC., its General Partner


                                         By:  /s/ TOMOAKI IZUMI
                                            ------------------------------------
                                              Its: President
                                                  ------------------------------

Address for Notices:                     BANK ONE, INDIANA, NATIONAL
One Indiana Square                       ASSOCIATION, Individually and as Agent
IN 1-7034
Indianapolis, Indiana  46266
Attention:  Edward C. Hathaway           By:  /s/ EDWARD C. HATHAWAY
                                            ------------------------------------
Facsimile:  (317) 266-6042                    Its: First Vice President
Commitment Amount: $4,500,000                     ------------------------------


Percentage of
  Total Commitments: 60%

Address for Notices:                     THE ASAHI BANK, LTD.,
190 South LaSalle Street                 acting through its Chicago Branch
Suite 2350
Chicago, IL  60603
Attention:  Noriki Nagase                By   /s/ Noriki Nagase
                                              ----------------------------------
Facsimile No.:  (312) 606-1010           Its:  Manager
Commitment Amount:  $3,000,000

Percentage of
  Total Commitments: 40%

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE

         THIS AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE, dated as of August 26, 1999 (this "Guaranty"), made by AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Guarantor"), in favor of BANK ONE, INDIANA, NATIONAL ASSOCIATION, formerly known as NBD Bank, N.A. ("Bank One").

         Casting Technology Company, an Indiana general partnership (the "Company"), has entered into a Credit and Intercreditor Agreement of even date herewith (such agreement, as it may be amended from time to time, the "Credit Agreement"), with Bank One, as a lender, and The Asahi Bank, Ltd., as a lender (collectively, the "Banks"), and Bank One as agent for the Banks (in such capacity, the "Agent"), pursuant to which the Banks have agreed to provide certain credit facilities to the Company in an aggregate principal amount not to exceed $32,100,000, of which Bank One has committed under the Credit Agreement to provide sixty percent of the Loans extended to the Company under the Credit Agreement.

         The Credit Agreement is a continuation and refinancing of a Credit and Intercreditor Agreement dated July 28, 1995 (as amended, the "Prior Credit Agreement"), among the Company, NBD Bank (which assigned its interest in the Prior Credit Agreement to Bank One), The Asahi Bank, Ltd., and NBD Bank as agent. In connection with the Prior Credit Agreement, the Guarantor entered into a Guaranty Agreement-NBD dated as of July 28, 1995 (as amended, the "Prior Guaranty"), in favor of NBD Bank.

         Amcast Casting Technologies, Inc. ("Casting") is a general partner of the Company, and the Guarantor is the parent corporation of Casting.

         As a condition to the effectiveness of the Bank One's obligations under the Credit Agreement, the Guarantor is required to enter into this Guaranty, amending and restating the Prior Guaranty, to guarantee, among other things, certain obligations of the Company to Bank One under the Credit Agreement and the Notes held and to be held by Bank One.

         The Guarantor has participated in the drafting and negotiation of the Credit Agreement, the Notes, the Security Documents, and all other documents, agreements, instruments and certificates furnished by or on behalf of the Company in connection therewith (all of the foregoing being herein collectively referred to as the "Operative Documents"), and the Guarantor has determined that it is in its interest and to its financial benefit that the parties to the Operative Documents enter into the transactions contemplated thereby.

         THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and as further consideration, and to induce Bank One to enter into the transactions contemplated by the Operative Documents, the Guarantor agrees with Bank One as follows:

         1. GUARANTEE OF OBLIGATIONS. (a) The Guarantor (i) guarantees to Bank One the prompt payment of the principal of the loans made to the Company by Bank One as a lender under the Credit Agreement but in no event more than $19,260,000 (the "Bank One Share of the Loans") and any and all accrued and unpaid interest on the Bank One Share of the Loans when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of the Credit Agreement and the Notes held and to be held by Bank One, and (ii) agrees to make prompt payment, on demand, of any and all costs and expenses incurred by Bank One or the Agent in connection with enforcing the obligations of the Guarantor hereunder, including without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

         (b) If for any reason any of the Guaranteed Obligations shall not be paid in full when the same becomes due and payable, the Guarantor undertakes to pay forthwith each such amount to Bank One regardless of any defense or setoff or counterclaim which the Company may have or assert, and regardless of any other condition or contingency. If the Guarantor shall make any payments in respect of the Guaranteed Obligations, the Guarantor shall be subrogated pro tanto to the rights of Bank One in connection therewith, PROVIDED, HOWEVER, that no such rights of subrogation or any other rights of the Guarantor against the Company in connection with the transactions contemplated hereby shall accrue or be exercisable by the Guarantor until all principal of and accrued and unpaid interest on the Loans and other amounts due under the Operative Documents shall have been paid in full to the Banks and the Agent and not be subject to any revocation or rescission.

         (c) The date and amount of advances of principal made by Bank One in respect of the Loans and of each payment of principal and interest thereon received by Bank One, and the aggregate principal amount thereof and accrued interest thereon shown upon the books and records of Bank One, and in any certificate delivered by Bank One to the Guarantor in respect thereof, shall be prima facie evidence of the principal amount and accrued interest owing and unpaid on the Loans. The failure to record any such information on such books and records shall not, however, limit or otherwise affect the obligations of the Company to repay the principal amount of the Loans together with accrued interest thereon or the obligations of the Guarantor hereunder with respect to the Guaranteed Obligations.

         2. NATURE OF GUARANTY. Subject to paragraph 8(d), this Guaranty is an absolute and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of Bank One and is not contingent upon the pursuit by Bank One of any such rights and remedies, such pursuit being waived by the Guarantor.

         3. WAIVERS AND OTHER AGREEMENTS. The Guarantor unconditionally (a) waives any requirement that Bank One, in the event of any default by the Company, first make demand upon, or seek to enforce remedies against, the Company before demanding payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by full payment of the Guaranteed Obligations, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of any of the Operative Documents, or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE in the payment of any amount at any time payable by the Company under or in connection with, any of the Operative Documents, and further waives any requirement of notice of acceptance of, or other formality relating to, this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Company to Bank One which may be required to be returned to the Company or to its representative or to a trustee, custodian or receiver for the Company.

         4. OBLIGATIONS ABSOLUTE. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected or impaired by any of the following, whether or not undertaken with notice to or consent of the Guarantor: (a) any assignment or transfer, in whole or in part, of the Loans, or any of the Operative Documents, or (b) any waiver by Bank One or by any other person of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in any of the Operative Documents, or (c) any indulgence in or the extension of the time for payment by the Company of any amounts payable under or in connection with any of the Operative Documents, or of the time for performance by the Company of any other obligations under or arising out of any of the Operative Documents, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in any of the Operative Documents (the modification, amendment or waiver from time to time of the Credit Agreement, the Note or any of the Security Documents to which the Company is a party being expressly authorized without further notice to or consent of the Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any of its assets, or (f) the release of any security, if any, for the obligations of the Company under any of the Operative Documents, or the impairment of or failure to perfect an interest in any such security, or (g) the merger or consolidation of the Company or the Guarantor with any other person, or (h) the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the Operative Documents, by operation of law, or (i) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

         5. REPRESENTATIONS AND WARRANTIES. As of the date hereof and as of the date of each Loan made by Bank One to the Company, the Guarantor represents and warrants that:

                  (a) CORPORATE EXISTENCE AND POWER. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of State of Ohio and is duly qualified to do business in each additional jurisdiction where such qualification is necessary under applicable law except where the failure to so qualify would not have a material adverse effect on the Guarantor. The Guarantor has all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Guaranty and to engage in the transactions contemplated by this Guaranty.

                  (b) CORPORATE AUTHORITY. The execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE necessary corporate action and are not in contravention of any law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Guarantor's articles or code of regulations, or of any contract or undertaking to which the Guarantor is a party or by which it or its property may be bound or affected.

                  (c) BINDING EFFECT. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

                  (d) SUBSIDIARIES. Annex I hereto correctly sets forth the corporate name, jurisdiction of organization, and ownership percentage with respect to each Subsidiary of the Guarantor. Each such Subsidiary and each corporation becoming a Subsidiary of the Guarantor after the date hereof is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law except where the failure to so qualify would not have a material adverse effect on the Guarantor. Each Subsidiary of the Guarantor has and will have all requisite power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each corporate Subsidiary of the Guarantor have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Annex I hereto or disclosed in writing to Bank One from time to time, are and will be owned, beneficially and of record, by the Guarantor or another Subsidiary of the Guarantor free and clear of any liens, charges, encumbrances or rights of others whatsoever.

                  (e) LITIGATION. Except as set forth on Exhibit A, there is no action, suit or proceeding pending or, to the best of the Guarantor's knowledge, threatened against or affecting the Guarantor or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or conditions, financial or otherwise, of the Guarantor or any of its Subsidiaries and, to the best of the Guarantor's knowledge, there is no basis for any such action, suit or proceeding.

                  (f) FINANCIAL CONDITION. The consolidated balance sheet of the Guarantor and its Subsidiaries and the consolidated statements of income, retained earnings and changes in financial position of the Guarantor and its Subsidiaries for the fiscal year ended August 31, 1998, and certified by Ernst & Young LLP, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and changes in financial position of the Guarantor and its Subsidiaries, as of or for the nine-month period, ended on May 30, 1999, copies of which have been furnished to Bank One, fairly present the consolidated financial position of the Guarantor and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Guarantor and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Guarantor or any of its Subsidiaries since August 31, 1998.

                  (g) CONSENTS, ETC. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or equity holder of the Guarantor or any of its Subsidiaries, is required on the part of the Guarantor in connection with the execution, delivery and performance of this Guaranty or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Guaranty.

                  (h) TAXES. The Guarantor and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, except for those that are being contested in good faith by appropriate proceedings as to which adequate financial reserves have been established on their respective books and records for payment thereof.

                  (i) TITLE TO PROPERTIES. Except as set forth in the financial statements described in paragraph 5(f) or as otherwise disclosed in the financial statements delivered to Bank One pursuant to paragraph 6(d), the Guarantor and its Subsidiaries have good and marketable title to, and a valid indefeasible ownership interest in, all of their respective properties and assets, free and clear of any lien or security interest, except for (i) liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings as to which adequate financial reserves have been established on its books and records, and (ii) liens created in connection with workers' compensation, unemployment insurance, and social security, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature made in the ordinary course of business.

         6. COVENANTS. The Guarantor agrees that, until the Maturity Date and thereafter until payment in full of the principal of and accrued interest on the Notes held by Bank One, and the performance of all other obligations of the Company to Bank One under the Credit Agreement, unless Bank One shall otherwise consent in writing:

                  (1) PRESERVATION OF CORPORATE EXISTENCE, ETC. The Guarantor shall, and shall cause each of its Subsidiaries to preserve and maintain its existence and qualify and remain qualified to do business in good standing in each jurisdiction in which such qualification is necessary under applicable law except where the failure to so qualify would not have a material adverse effect on the Guarantor.

                  (b) COMPLIANCE WITH LAWS, ETC. The Guarantor shall, and shall cause each of its Subsidiaries to comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially and adversely affect the financial condition or operations of the Guarantor or any of its Subsidiaries or the legality, validity

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE or enforceability of this Guaranty (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property), except to the extent that compliance with any of the foregoing is being contested in good faith and by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Guarantor or such Subsidiary.

                  (c) MAINTENANCE OF INSURANCE. The Guarantor shall, and shall cause each of its Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated.

                  (d) REPORTING REQUIREMENTS. The Guarantor shall furnish to Bank One the following:

                           (i) Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Guarantor, the consolidated statements of financial condition of the Guarantor as at the end of such quarterly period and the related consolidated statements of operations, retained earnings and cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accountants) and with the prior year and certified by the chief financial officer of the Guarantor subject to customary year-end audit adjustments;

                           (ii) Within 90 days after the close of each fiscal year of the Guarantor, the consolidated statements of financial condition of the Guarantor as at the end of such fiscal year, the related consolidated statements of operations, shareholders equity and cash flows for such fiscal year, in each case setting forth comparative figures of the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by the independent certified public accounts) and with the prior year and accompanied by an opinion relating thereto of independent certified public accountants of recognized standing selected by the Guarantor;

                           (iii) At the time of the delivery of the financial statements required by paragraph 6(d)(ii), a certificate of the independent public accountants stating that, in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence any event of default or, if in the opinion of such accountants any event of default exists, the certificate shall state its nature and the length of time it has existed;

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE

                           (iv) At the time of delivery of the financial statements required by paragraphs 6(d)(i) and 6(d)(ii), a certificate of the chief financial officer of the Guarantor to the effect either that such officer is aware of no event of default or, if he is aware that any event of default exists, specifying the nature thereof, its period of existence and the action that is proposed to be taken with respect thereto, and also setting forth the calculations required to establish whether the Guarantor was in compliance with the provisions of paragraphs 6(f), 6(g) and 6(h) as at the end of such fiscal period;

                           (v) Promptly and in any event within three Business Days after the Guarantor obtains knowledge thereof, notice of (i) any event which constitutes an event of default (such notice to specify the nature thereof, the period of existence thereof and the action that is proposed to be taken with respect thereto) and (ii) any litigation or governmental proceeding pending against the Company or any Subsidiary as to which there is a reasonable possibility that it might materially and adversely affect the business, operations or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole;

                           (vi) Promptly, copies of all regular and periodic financial and other reports, if any, which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor;

                           (vii) From time to time, and promptly upon each request, such other information or documents as Bank One may reasonably request;

PROVIDED, HOWEVER, that, if the Guarantor has provided Bank One with information under the Amcast Credit Agreement equivalent to that required under subsections (i) through (iv) above, the Guarantor need not separately provide such information to Bank One under this Agreement.

                  (e) ACCESS TO RECORDS, BOOKS, ETC. The Guarantor shall, and shall cause each of its Subsidiaries to, at any reasonable time and from time to time, permit Bank One or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and its Subsidiaries, and to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries with their respective officers and employees.

                  (f) CONSOLIDATION, MERGER AND SALE OF ASSETS. The Guarantor shall not nor shall it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) assets constituting (in the aggregate) 25% or more of the value of the Guarantor's Consolidated Total Assets (as determined in accordance with generally accepted accounting principles consistently applied), PROVIDED that (i) the Guarantor may enter into a merger transaction if it is the surviving entity and no event of default would result therefrom, and (ii) any Subsidiary may merge into, or sell, convey, lease or otherwise dispose of any or all of its

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE property to the Guarantor, another Subsidiary or any Person that after giving effect to the foregoing shall constitute a Subsidiary, PROVIDED that no event of default would result therefrom.

                  (g) CONSOLIDATED NET WORTH. The Guarantor will at all times keep and maintain Consolidated Net Worth at an amount not less than (i) $90,000,000 plus (ii) 25% of the Guarantor's Consolidated Net Earnings computed on a cumulative basis for each of the elapsed fiscal years ending August 31, 1995, through August 31, 1997, plus (iii) 50% of the Guarantor's Consolidated Net Earnings computed on a cumulative basis for each of the elapsed fiscal years ending August 31, 1998, through August 31, 1999, plus (iii) 50% of the Guarantor's Consolidated Net Earnings computed on a cumulative basis for each of the elapsed fiscal quarters ending after August 31, 1999, such calculation to be revised at the end of each fiscal quarter, PROVIDED that, notwithstanding that Consolidated Net Earnings for any such elapsed fiscal quarter may be a deficit figure, no reductions as a result thereof shall be made in the sum to be maintained pursuant hereto.

                  (h) ADDITIONAL INDEBTEDNESS. The Guarantor will not, and will not permit any Subsidiary to create, assume, incur or guarantee any Indebtedness except (i) Indebtedness incurred under this Agreement, (ii) any Indebtedness which is outstanding as of February 26, 1995, as shown on Exhibit A hereto, and (iii) any other Indebtedness if after giving effect to the creation, incurrence, assumption or guarantee thereof, Indebtedness would not exceed 60% of Consolidated Capitalization.

                  (i) CHANGES IN BUSINESS. The Guarantor and its Subsidiaries will not enter into any business which is substantially different from that presently conducted by them. For purposes of this subparagraph, "substantially different" means "outside of the metal manufacturing or processing business."

                  (j) ADDITIONAL LIENS. The Guarantor will not, nor will it permit any of its Subsidiaries to, create, assume or incur, directly or indirectly, any Lien on any of its properties or assets except as permitted under the Amcast Credit Agreement as in effect on the date hereof.

         7. EVENTS OF DEFAULT. The occurrence of any of the following events or conditions shall be deemed an "event of default" hereunder unless waived by Bank One pursuant to paragraph 9:

                  (a) An event of default under that certain Credit Agreement dated as of August 14, 1997, among the Guarantor, various Financial Institutions, and Key Bank, National Association, individually and as agent, as such agreement may be amended, restated, or refinanced from time to time (the "Amcast Credit Agreement"); or

                  (b) The Guarantor shall fail to pay when due any amount payable under paragraph 1 hereof; or

                  (c) Any representation or warranty made by the Guarantor in paragraph 5 hereof or in any other document or certificate furnished by or on behalf of the Guarantor in connection with this Guaranty shall prove to have been incorrect in any material respect when made

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE or any material provision of this Guaranty shall at any time for any reason cease to be valid and binding and enforceable against the Guarantor, or the validity, binding effect or enforceability thereof shall be contested by any person, or the Guarantor shall deny that it has any or further liability or obligation under this Guaranty, or this Guaranty shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Bank One the benefits purported to be created thereby; or

                  (d) The Guarantor shall default in the due performance or observance by it of any term, covenant or agreement to be performed or observed pursuant to paragraph 6 (other than paragraph 6(d)), and such default shall continue for a period of five days after the Company has knowledge or should have knowledge of such default; or

                  (e) The Guarantor shall default in any material respect in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subparagraphs (a) through (d) of this paragraph 7, inclusive) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the Guarantor shall have become aware of the existence of such default; or

                  (f) The Company or any of its Subsidiaries (each a "Designated Party") shall default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than under the Credit Agreement), including any and all interest and fees accrued to the date of default, the aggregate amount of which was at least $5,000,000 at the time of the default, or any Designated Party shall default in the performance or observance of any obligation or condition with respect to any such other Indebtedness if the effect of such default (after giving effect to any applicable grace period) is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; or

                  (g) A judgment or order for the payment of money (if the aggregate amount involved is at least $1,000,000 in excess of the amount of all insurance applicable thereto), or any other judgment or order (whether or not for the payment of money), shall be rendered against or shall affect the Guarantor or any of its Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Guarantor or any of its Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Guaranty, and either (i) such judgement or order shall have remained unsatisfied for a period of 30 days and the Guarantor or such Subsidiary shall not have taken action necessary to stay enforce thereof, by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                  (h) The occurrence of a Reportable Event that results in or there is a reasonable possibility that it could result in liability of the Guarantor, any Subsidiary of the Guarantor or any of their ERISA Affiliates to the PBGC or to any Plan which is material and adverse to any of them and

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which there is a reasonable possibility that it could constitute grounds for termination of any Plan of the Guarantor, its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Guarantor, any Subsidiary of the Guarantor or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan which is material and adverse to any of them; or the Guarantor, any Subsidiary of the Guarantor or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan which is material and adverse to any of them; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Guarantor, its Subsidiaries or their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or there is a reasonable possibility that it could result in liability of the Guarantor, any Subsidiary of the Guarantor, any of their ERISA Affiliates, any Plan of the Company, its Subsidiaries or their ERISA Affiliates, or fiduciary of any such Plan which is material and adverse to any of them; or failure by the Guarantor, any Subsidiary of the Guarantor or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or there is a reasonable possibility that it could result in liability of the Guarantor, any Subsidiary of the Guarantor or any of their ERISA Affiliates to the PBGC or any Plan which is material and adverse to any of them; or the withdrawal of the Guarantor, any of its Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Guarantor, any of its Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of Bank One; or

                  (i) The Guarantor or any of its Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Guarantor or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtor or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Guarantor or such Subsidiary and is being contested by the Guarantor or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceedings shall remain undismissed or unstayed for a period of 60 days; or the Guarantor or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                  (j) OWNERSHIP. The outstanding capital stock of all classes of the Guarantor entitled to voting power of 25% or more, in the aggregate, for the election of the Guarantor's

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE directors is owned, or directly or indirectly controlled, by any one Person or by an Associate of such Person.

         8. REMEDIES. (a) Upon the occurrence and during the continuance of such event of default, Bank One may, in addition to the remedies provided in
Section 6.2 of the Credit Agreement, enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Guaranty or in aid of the exercise of any power granted in this Guaranty and may enforce payment under this Guaranty and any of its other rights available at law or in equity.

                  (b) Upon the occurrence and during the continuance of any event of default hereunder, Bank One is authorized at any time and from time to time, without notice to the Guarantor (any requirement for such notice being expressly waived by the Guarantor) to set off and apply against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty any deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank One to or for the credit or the account of the Guarantor and any property of the Guarantor from time to time in possession of Bank One, irrespective of whether or not Bank One shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of Bank One under this subparagraph (b) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which it may have.

                  (c) To the extent that it lawfully may, the Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Guaranty, the Credit Agreement, the Notes or any Security Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or the Company under the Credit Agreement and under the Notes prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

                  (d) Notwithstanding anything to the contrary contained herein, after an Izumi Guarantor Default has occurred and during the related Forbearance Period, Bank One shall not seek to collect from the Guarantor any amounts due with respect to the Notes under paragraph 1, and no event of default shall be deemed to have occurred under paragraph 7(b) because such amounts have not been paid.

         9. AMENDMENTS, ETC. This Guaranty may be amended from time to time and any provision hereof may be waived by the parties hereto. No such amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Bank One, and then such

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered or sent to the Guarantor at 7887 Washington Village Drive, P.O. Box 98, Dayton, Ohio 45401-0098, Attention: Chief Financial Officer, Facsimile No. 513-291-7005, to Bank One at One Indiana Square, IN1-7034, Indianapolis, Indiana 46266, Attention: Edward C. Hathaway, or to such other address as may be designated by the Guarantor and Bank One by notice to the other party hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or in the case of telex notice, upon receipt of the appropriate answerback, PROVIDED, HOWEVER, that notices to Bank One shall not be effective until received.

         11. CONDUCT NO WAIVER; REMEDIES CUMULATIVE. The obligations of the Guarantor under this Guaranty are continuing obligations and an additional cause of action shall arise in respect of each event of default hereunder. No course of dealing on the part of Bank One, nor any delay or failure on the part of Bank One in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice Bank One's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to Bank One under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to Bank One may be exercised from time to time and as often as may be deemed expedient by Bank One.

         12. RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of the Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon Bank One, notwithstanding any investigation heretofore or hereafter made by Bank One or on Bank One's behalf.

         13. SUCCESSORS AND ASSIGNS. The rights and remedies of Bank One hereunder shall inure to the benefit of, and the duties and obligations of the Guarantor hereunder shall be binding upon, the parties hereto and their respective successors and assigns.

         14. GOVERNING LAW. This Guaranty is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts to be made and performed entirely with such State.

         15. DEFINITIONS; HEADINGS. As used herein the following terms shall have the following respective meanings:

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE

                  "AMCAST CREDIT AGREEMENT": shall have the meaning ascribed to it in paragraph 7(a).

                  "ASSOCIATE" shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with another person and for the purposes of this definition, "control", including "controlled by" and "under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or by contract or otherwise.

                  "CONSOLIDATED CAPITALIZATION" means the sum of Funded Indebtedness of the Guarantor plus Consolidated Net Worth.

                  "CONSOLIDATED NET EARNINGS" means for any period the net income of the Company and its Subsidiaries for such period, determined in accordance with generally accepted accounting principles consistently applied, excluding (a) extraordinary items, and (b) any equity interest of the Company on the unremitted earnings of any corporation which is not a Subsidiary.

                  "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost), plus (or minus, in the case of a deficit) the surplus in retained earnings of the Guarantor and its Subsidiaries as determined in accordance with generally accepted accounting principles consistently applied.

                  "CONSOLIDATED TOTAL ASSETS" means at any time the total assets of the Guarantor and its Subsidiaries determined on a consolidated basis.

                  "FUNDED INDEBTEDNESS" means all short-term and long-term interest-bearing Indebtedness, including but not limited to all amounts outstanding under the Amcast Credit Agreement and the Guarantor's short-term lines, original issue discount debt and capitalized leases.

                  "IZUMI GUARANTOR DEFAULT" means a Guarantor Default declared under the Credit Agreement by reason of any event of default under any Guaranty other than the Guaranty-Bank One.

                  "LIEN" shall have the meaning ascribed thereto in the Amcast Credit Agreement.

                  "NET WORTH" of the Guarantor means the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings, and any other account which, in accordance with generally accepted account principles, constitutes stockholders' equity, LESS treasury stock.

Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of its terms or provisions hereof.

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE

         16. CONSTRUCTION OF CERTAIN PROVISIONS. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Guaranty. If any provision of this Guaranty refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

         17. INTEGRATION AND SEVERABILITY. This Guaranty embodies the entire agreement and understanding between the Guarantor and Bank One and supersedes all prior all agreements and understandings relating to the subject matter hereof. In case one or more of the obligations of the Guarantor under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Guarantor shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Guarantor under this Guaranty in any other jurisdiction.

         18. WAIVER OF JURY TRIAL. Bank One and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement or any of the transactions contemplated by this Guaranty or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. Neither Bank One nor the Guarantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either Bank One or the Guarantor except by a written instrument executed by each of them.



                 [Remainder of page intentionally left blank.]

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE

         IN WITNESS WHEREOF, the parties have caused this Guaranty to be duly executed and delivered as of the day and year first above written.

                                            AMCAST INDUSTRIAL CORPORATION

                                            By: /s/ DOUGLAS D. WATTS
                                               -----------------------------

                                            Its: Vice President, Finance
                                                ----------------------------

                                            BANK ONE, INDIANA, NATIONAL
                                              ASSOCIATION

                                            By: /s/ EDWARD C. HATHAWAY
                                               -----------------------------

                                            Its: First Vice President
                                                ----------------------------

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE

                                   ANNEX I TO
                         GUARANTY AGREEMENT - BANK ONE

                                  SUBSIDIARIES
                                  ------------

                                                          Percentage of
Name of                      Jurisdiction                 Ownership by Company
Subsidiary                  of Organization               or Other Subsidiaries
----------                  ---------------               ---------------------








-------------------------------------------------------------------------------

                                  EXHIBIT A TO
                         GUARANTY AGREEMENT - BANK ONE

                            OUTSTANDING INDEBTEDNESS
                            ------------------------







                                   LITIGATION
                                   ----------

               AMENDED AND RESTATED GUARANTY AGREEMENT - BANK ONE